JOINT VENTURE AGREEMENT

                                    ARTICLE I

                                  INTRODUCTION


Section 1.1. This Agreement is entered into as of February 26, 2001, by, among and between Stereo Vision Entertainment, Inc., a Nevada corporation, 130 s. El Camino Drive, Beverly Hills, California 90212, on the one hand ("Stereo Vision"), Wilfield Productions, a partnership, 1106 17th Avenue South, Nashville, Tennessee, 37212, on the other hand ("Wilfield"), for the purpose of carrying on a joint venture.

                                   ARTICLE II

                        PURPOSE OF JOINT VENTURE AND NAME

Section 2.1. The purpose of the joint venture shall be to produce or acquire music recordings for the purpose of commercial distribution.

Section 2.2 It is understood and agreed that Stereo Vision will develop the means, resources and capabilities to promote, market, sell and distribute music recordings produced by Wilfield Productions.

                                   ARTICLE III

                      DUTIES & CONTRIBUTION OF THE PARTIES

Section 3.1. Stereo Vision shall provide all necessary financing for the production of said music recordings not to exceed $80,000.00 per album, it is the intention of the parties that a maximum number of thirteen (13) albums are to be produced during the term of this Agreement. Wilfield shall be responsible for the actual production of the musical projects, including but not limited to, the providing of skill, labor, equipment and services to effectuate the complete production of the musical projects contemplated in this Agreement. Furthermore, Wilfield shall be responsible for all financial record keeping, reporting and bookkeeping and shall make said records available to Stereo Vision, or its designated agents, upon reasonable notice.

Section 3.2.      Contributions/Funding

a. The funding of each recording project by Stereo Vision will be made pursuant to the production schedule or acquisition schedule of each album project as set forth by Wilfield.

Section 3.3. Effect of Failure To Make Contributions. If Stereo Vision fails to make a contribution to fund any project provided for in this Agreement, either party shall have the right to terminate the joint venture and divide the profits and losses as set forth herein below.

Section 3.4. Interest on Capital Contributions. No Venturer shall receive, or be entitled to receive, interest on its contributions to the capital of the Joint Venture.

Section 3.5. Issuance of Stock to Wilfield. As additional consideration, and in order to induce Wilfield to enter into the joint venture, upon execution of this Agreement by the parties hereto, Stereo Vision shall issue and deliver to Wilfield 400,000 shares of Stereo Vision common stock.

                                   ARTICLE IV

                          OWNERSHIP OF VENTURE PROPERTY

Section 4.1. Title to Property. The ownership of all recorded product shall be held in the name of Stereo Vision/Wilfield Company.

Section 4.2. Interest in Property. The beneficial interest of each party in such property, unless changed pursuant to the terms of this Agreement shall be as follows:

                  Stereo Vision Entertainment, Inc.      -    51%
                  Wilfield Productions                   -    49%

                                    ARTICLE V

                                      TERM

Section 5.1. This Agreement shall commence as of the date set forth herein above and shall continue until one party shall give the other party ninety (90) days written notice of its election to dissolve the joint venture relationship or in accordance with the provision set forth in Section 11.1. of this Agreement.

                                   ARTICLE VI

                 DISTRIBUTIONS: ALLOCATION OF PROFITS AND LOSSES

Section 6.1. Division or Share of Profits. Any profits of the joint venture shall be allocated among the joint ventures in the following percentages unless that percentage is changed pursuant to the terms of this Agreement:

                  Party Percentage Allocation

                  Stereo Vision Entertainment, Inc.      -    51%
                  Wilfield Productions                   -    49%

Within ninety (90) days after the end of each fiscal year of the joint venture or within thirty (30) days after approval of the audited accounts, the parties shall meet to determine the distribution of all or a portion of the joint venture profits, if any.

Section 6.2. Calculation of Profits. For the purposes of this Agreement, the profits of the joint venture shall be calculated as follows:

a. After contributions in money or property by Stereo Vision have been recouped from earnings, any remaining income shall then be distributed to the parties in their respective percentage proportion as set forth above in Section 6.1.

Section 6.3. Apportionment or Share of Loss. Should a loss be sustained as a result of the joint venture, the parties shall bear the loss in the following percentages:

                  Party Percentage Allocation

                  Stereo Vision Entertainment, Inc.      -    51%
                  Wilfield Productions                   -    49%

                                   ARTICLE VII

                              MANAGEMENT STRUCTURE

Section 7.1. Management of the Joint Venture. All decisions affecting the policies and management of the joint venture will be made by Wilfield as a normal course of daily management.

                                  ARTICLE VIII

                                BOOKS AND RECORDS

Section 8.1. Proper and complete books and records of account of the joint venture business shall be kept at the joint venture's principal place of business and shall be open to inspection by any party or its accredited representative(s) at any reasonable time during business hours. The books and records shall be maintained in accordance with generally accepted accounting practices for this type of business.

                                   ARTICLE IX

                               JOINT VENTURE FUNDS

Section 9.1. All joint venture funds allocated for production or acquisition shall be deposited in Wilfield Productions name bank account upon receipt from Stereo Vision.

                                    ARTICLE X

                                 CONFIDENTIALITY

Section 10.1. Definition. For the purpose of this Agreement, "Propriety Information" shall include all information designated by any joint venturer, either orally or in writing, as confidential or proprietary, or which reasonably would be considered proprietary or as confidential to the business contemplated by this Agreement, including but not limited to suppliers, marketing and technical plans, plans for products and ideas and proprietary techniques and other trade secrets. Notwithstanding the foregoing, "Proprietary Information shall not include information which (i) is publicly known at the time of its disclosure, (ii) is lawfully received from a third party who is not subject to any confidentiality agreement, or (iii) is published or otherwise made known to the public by a person other than a party to this Agreement.

Section 10.2. No Disclosure, Use, or Circumvention. No joint venturer shall disclose any Proprietary Information to any third parties and will not use any Proprietary Information in that joint venturer's business or any affiliated business without the prior written consent of all other joint venturers, and then only to the extent specified in that consent. Consent may be granted or withheld at the sole discretion of any joint venturer. No joint venturer shall contact any suppliers, customers, employees, affiliates or associates to circumvent the purposes of this provision.

Seciton 10.3. Maintenance of Confidentiality. Each joint venturer shall take all steps necessary or appropriate to maintain the strict confidentiality of the Proprietary Information and to assure compliance with this Agreement.

                                   ARTICLE XI

                                   TERMINATION

Section 11.1. Date of Termination. This Agreement shall be terminated on the earlier to occur of:

a.   The mutual agreement of all of the parties to this Agreement.

b. Any act or event which makes the continuation of the business of the joint venture impossible or impracticable.

c.   The bankruptcy or insolvency of any of the parties to this Agreement, or

Section 11.2. Effect of Termination. On the termination of this joint venture, the joint venture shall be dissolved and wound up in accordance with the provisions of the California Uniform Partnership Act (Corporations Code sections 16100 et seq.), except as otherwise specifically provided in this Agreement or any amendment to this Agreement.

                                   ARTICLE XII

                         ALTERNATIVE DISPUTE RESOLUTION

Section 12.1. Any dispute arising under this Agreement, or under any instrument made to carry out the terms of this Agreement, shall be first submitted to mediation. If the matter cannot be resolved at the mediation, then the matter shall be submitted to binding arbitration in accordance with the arbitration laws of the State of California (Code of civil Procedure sections 1280 et seq.) and under the commercial arbitration rules of the American Arbitration Association in Los Angeles, California, and judgment on any award entered therein shall be entered into any court of competent jurisdiction over the party charged by such award.

                                  ARTICLE XIII

                                   DISSOLUTION

Section 13.1. On any dissolution of the joint venture under this Agreement or applicable law, except as otherwise provided in this Agreement, the continuing operation of the joint venture business shall be confined to those activities reasonably necessary to wind up the joint venture affairs, discharge its obligation sand preserve and distribute its assets. The valuation of the assets for dissolution purposes shall be fixed by an audit to be performed by Robinson, Hill & Company, certified public accountants, and whose determination of the value of the assets shall be binding on the parties.


                                   ARTICLE XIV

                                     NOTICES

Section 15.1. All notices to the joint venturers pursuant to this Agreement shall be in writing and shall be deemed effective when given by personal delivery or by certified mail, return receipt requested to the address indicated in paragraph one (1).

                                   ARTICLE XV

                                 APPLICABLE LAW

Section 16.1. To the extent not otherwise provided in the Agreement, the terms of this joint venture and the relationship of the joint venturers to each other shall be governed by the provisions of the California Uniform Partnership Act (Corporations Code sections 16100 et seq.), and any amendments or successor statute to that Act.

                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

Section 17.1. Indemnification. It is agreed and understood that Stereo Vision hereby indemnifies and holds harmless Wilfield and the joint venture from any and all claims or recourse taken by others that may arise as they relate to the duties, responsibilities, obligations and otherwise general performance of Stereo Vision.

Section 17.2. Amendments. This Agreement may be amended only by the written agreement of all of the joint venturers.

Section 17.3. Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

Section 17.4. Assignment. The respective rights and obligations of the parties to this Agreement may not be assigned by any party without the prior written consent of the other, which consent may not be unreasonably withheld or delayed.

Section 17.5. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, oral and written, between the parties to this Agreement with respect to the subject matter of this Agreement.

Section 17.6. Modification and Waiver. This Agreement may not be amended, modified, or supplemented except by written agreement in writing signed by the party against which the enforcement of the amendment, modification, or supplement is sought. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision. No waiver shall be binding unless executed in writing by the party making the waiver.

Section 17.7. Attorney Fees. If any legal action or other proceeding is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and other costs incurred in the action or proceeding, in addition to any other relief to which the prevailing party may be entitled.

Section 17.8. Severability. In the event any provision of this Agreement is deemed to be invalid, illegal, or unenforceable, all other provisions of the Agreement that are not affected by invalidity, illegality, or unenforceability shall remain in full force and effect.

This Agreement represents the full and complete understanding of the joint venture, replacing and superceding any other agreement between Stereo Vision and Wilfield Productions.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

STEREO VISION:

         STEREO VISION ENTERTAINMENT, INC., a Nevada Corporation

         By:
                  President

WILFIELD:

         WILFIELD PRODUCTIONS

         By:
                  Herky Williams

         Its:
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         By:
                  Jerry Crutchfield

         Its:
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